Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of January 28, 2015

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of October 21, 2014

THIS AMENDMENT NO. 1 (“Amendment”) is made as of January 28, 2015 by and among Ethan Allen Global, Inc. (the “Borrower”), Ethan Allen Interiors Inc. (“Holdings”), Ethan Allen Operations, Inc. (“Operations”), Ethan Allen Realty, LLC (“Realty”), Ethan Allen Retail, Inc. (“Retail”), Lake Avenue Associates, Inc. (“Lake Avenue”) and Manor House, Inc. (“Manor House”, and collectively with the Borrower, Holdings, Operations, Realty, Retail and Lake Avenue, the “Loan Parties”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) under that certain Amended and Restated Credit Agreement dated as of October 21, 2014 by and among the Borrower, Holdings, the other Loan Parties, the Lenders and the Administrative Agent (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, reference is made to the Amended and Restated Pledge and Security Agreement, dated as of October 21, 2014, by and among the Borrower, Holdings, the other Loan Parties party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement and the Security Agreement;

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement and the Security Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Holdings, the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment.

1.     Amendments to Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)     Section 1.01 of the Credit Agreement is amended to add the following new definition thereto in the appropriate alphabetical order:

“Amendment No. 1 Effective Date” means January 28, 2015.

(b)     The definition of “Aggregate Revolving Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Aggregate Revolving Commitment” means the aggregate of the Revolving Commitments of all of the Revolving Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. The Aggregate Revolving Commitment as of the Amendment No. 1 Effective Date is $115,000,000.”

(c)     The definition of “Availability Threshold” appearing in Section 1.01 of the Credit Agreement is hereby amended to (x) replace the references therein to “$25,000,000” with “$17,500,000” and (y) replace the reference therein to “35%” with “43%”.

(d)     The definition of “Commitment” appearing in Section 1.01 of the Credit Agreement is amended to restate the last sentence thereof in its entirety to read as follows:

“The amount of each Lender’s Commitment as of the Amendment No. 1 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.”

(e)     The definition of “Eligible Trademark Component” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Eligible Trademark Component” means, at any time, an amount equal to  the sum of the following amounts calculated for each Eligible Trademark of the Loan Parties: the applicable Trademark Amortization Factor for such Eligible Trademark multiplied by 50% of the Net Orderly Liquidation Value identified in the most recent trademark appraisal ordered by the Administrative Agent of such Eligible Trademark; provided, however, that the Eligible Trademark Component shall not exceed 40% of the Aggregate Revolving Commitment.”

(f)     The definition of “Financial Covenant Exemption Period” appearing in Section 1.01 of the Credit Agreement is hereby amended to replace the reference therein to “$25,000,000” with “$17,500,000”.

(g)     The definition of “Monthly FCCR Testing Period” appearing in Section 1.01 of the Credit Agreement is hereby amended to replace the reference therein to “35%” with “43%”.

(h)     The definition of “Revolving Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Revolving Commitment as of the Amendment No. 1 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Amendment No. 1 Effective Date is $115,000,000.”

(i)     The definition of “Term Loan Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans on the Term Loan Funding Date, as such commitment may be reduced from time to time pursuant to Section 2.09 and assignments by or to such Lender pursuant to Section 9.04 and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment on the Amendment No. 1 Effective Date shall be $35,000,000. The amount of each Lender’s Term Loan Commitment as of the Amendment No. 1 Effective Date is set forth on Schedule 2.01 or in the most recent Assignment and Assumption executed by such Term Lender, as applicable. After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to such Term Lender’s Applicable Percentage of the Term Loans.”

(j)     Section 2.09(e) of the Credit Agreement is amended to replace the reference therein to “150,000,000” with “165,000,000”.

(k)     Clause (l) of Article VII of the Credit Agreement is hereby amended and restated to read as follows:

“(l)     an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings and its Subsidiaries in an aggregate amount exceeding $10,000,000;”

(l)     Schedule 2.01 to the Credit Agreement is replaced in its entirety with Schedule 2.01 attached hereto.

2.     Amendment to Security Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below, the Security Agreement is hereby amended to restate the last two sentences of Section 4.5 thereof in their entirety to read as follows:

“With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) subject to the threshold set forth in the following sentence, any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary in a Securities Account with a value, individually or in aggregate, equal to or exceeding $750,000, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent, giving the Administrative Agent Control.”

3.     Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (a) counterparts of this Amendment duly executed by the Borrower, Holdings, the Lenders and the Administrative Agent and (b) such other opinions, instruments and/or documents as are reasonably requested by the Administrative Agent.

4.     Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants as follows:

(a)     This Amendment and each of the Credit Agreement and the Security Agreement (each as amended hereby) constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)     As of the date hereof and giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of such Loan Party set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.

5.     Reference to and Effect on the Credit Agreement and the Security Agreement.

(a)     Upon the effectiveness hereof, each reference to the Credit Agreement and the Security Agreement in the Credit Agreement, the Security Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement and the Security Agreement, as the case may be, as amended hereby.

(b)     Except as specifically amended above, each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Security Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

6.     Consent and Reaffirmation. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned Loan Parties consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement, the Security Agreement and any other Loan Document executed by it and acknowledges and agrees that the Credit Agreement, the Security Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

7.     Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

8.     Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.     Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ETHAN ALLEN GLOBAL, INC., as the Borrower By:_____________________________________ Name: Title: ETHAN ALLEN INTERIORS INC., By:_____________________________________ Name: Title:

ETHAN ALLEN OPERATIONS, INC By:___________________________________ Name: Title:

LAKE AVENUE ASSOCIATES, INC. By:___________________________________ Name: Title:

MANOR HOUSE, INC. By:___________________________________ Name: Title:

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Amended and Restated Credit Agreement dated as of October 21, 2014

ETHAN ALLEN REALTY LLC By Ethan Allen Operations, Inc., its Sole Member By:___________________________________ Name: Title:

ETHAN ALLEN RETAIL, INC. By:___________________________________ Name: Title:

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Amended and Restated Credit Agreement dated as of October 21, 2014

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, Swingline Lender and individually as a Lender By:_____________________________________ Name: Title:

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Amended and Restated Credit Agreement dated as of October 21, 2014

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender By:_____________________________________ Name: Title:

Signature Page to Amendment No. 1

Ethan Allen Global, Inc.

Amended and Restated Credit Agreement dated as of October 21, 2014

SCHEDULE 2.01

COMMITMENTS

Lender	Revolving Commitment	Term Loan Commitment

JPMorgan Chase Bank, N.A	$57,500,000	$17,500,000
Capital One, National Association	$57,500,000	$17,500,000

Total:	$115,000,000	$35,000,000